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                                                                    Exhibit 10.1

              AMENDMENT NO. 2 TO THE SHAREHOLDERS RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO THE SHAREHOLDERS RIGHTS AGREEMENT, dated as of July 1, 2002 (this "Amendment"), between Shelbourne Properties II, Inc. (the "Company") and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), at the Company's direction. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Rights Agreement (as defined below).

WHEREAS, the Company and the Rights Agent entered into the Shareholder Rights Agreement, dated February 8, 2001, as amended by Amendment of Rights Agreement, dated as of February 14, 2002 (the "Rights Agreement"), setting forth the terms of the Rights;

                  WHEREAS, the Company and the Rights Agent may, from time to time, supplement or amend the Rights Agreement pursuant to the provisions of
Section 27 of the Rights Agreement;

                  WHEREAS, the Board of Directors of the Company (the "Board of Directors"), on July 1, 2002, resolved that it is advisable, fair and in the best interests of the Company and the stockholders for HX Investors, L.P. and its affiliates ("HX Investors") to acquire up to 268,444 issued and outstanding shares of common stock of the Company in connection with the Settlement Agreement (as defined below) and the Stock Purchase Agreement (as defined below);

                  WHEREAS, the Board of Directors further resolved to approve this Amendment which provides, among other things, that (1) HX Investors, to the extent that HX Investors shall not be the Beneficial Owner of more than 42% of the Common Shares then outstanding, is exempt from the definition of Acquiring Person, (2) the Settlement Agreement, the Stock Purchase Agreement and the transactions contemplated thereby shall not constitute a Distribution Date, an event described in Section 11(a)(ii) of the Rights Agreement, an event described in Section 13 of the Rights Agreement, a Stock Acquisition Date or a Triggering Event and (3) no Rights shall be exercisable pursuant to the Rights Agreement as a result of the transactions contemplated by the Stock Purchase Agreement;

                  NOW THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

                  SECTION 1. Amendment to Rights Agreement. The Rights Agreement is hereby amended as follows:

                  (a) The definition of "Acquiring Person" in Section 1 is amended by inserting the following sentence at the end of such definition:

             "Notwithstanding anything in this Agreement to the contrary, none of HX Investors, L.P., a New York limited partnership ("HX Investors"), its Affiliates or its Associates, either individually or as a group, shall become an Acquiring Person by reason of the approval, execution or delivery of the Settlement and Mutual Release, dated July 1, 2002, between HX Investors and certain additional plaintiffs, as plaintiffs, and the Company, Shelbourne Properties I, Inc. and




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             Shelbourne Properties III, Inc., as defendants (the "Settlement
             Agreement"), the Stock Purchase Agreement, dated July 1, 2002, by and among HX Investors, Exeter Capital Corporation and the Company (the "Stock Purchase Agreement"), or the consummation of the transactions contemplated thereby or any announcement of the same."

                  (b) A new Section 35 is added to read in its entirety as follows:

                 "SECTION 35. Purchase of Stock by HX Investors. Notwithstanding
             anything in this Agreement to the contrary, none of HX Investors, its Affiliates or its Associates, either individually or as a group, to the extent they shall not be the Beneficial Owner of more than 42% of the Common Shares then outstanding, shall be considered an Acquiring Person, and no event described in Section 11(a)(ii), no event described in Section 13, no Stock Acquisition Date and no Triggering Event shall occur and no Rights shall be exercisable pursuant to Section 7 or any other provision of this Agreement by reason of the approval, execution or delivery of the Settlement Agreement and the Stock Purchase Agreement, the consummation of the transactions contemplated thereby or announcement of the same."

                  SECTION 2. Full Force and Effect. In all respects not inconsistent with the terms and provisions of this Agreement, the Rights Agreement is hereby ratified and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

                  SECTION 3. Counterparts. This Amendment may be executed in two or more counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state.



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the
Rights Agreement to be duly executed as of the date first written above.

                                    SHELBOURNE PROPERTIES II, INC.


                                    By   /s/ Donald Wallace Coons
                                       ------------------------------------
                                        Name:  Donald Wallace Coons
                                        Title: Director

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By   /s/ Herbert J. Lemmer
                                       ------------------------------------
                                        Name:  Herbert J. Lemmer
                                        Title: Vice President



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         CERTIFICATION OF COMPLIANCE WITH SECTION 27 OF RIGHTS AGREEMENT

The undersigned officer of Shelbourne Properties II, Inc. (the "Company"), being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company, dated July 1, 2002, hereby certifies to American Stock Transfer & Trust Company, as rights agent, that the Amendment No. 2 to the Shareholder Rights Agreement is in compliance with the terms of Section 27 of such agreement.

                                           SHELBOURNE PROPERTIES II, INC.


                                           By   /s/ Donald Wallace Coons
                                              ----------------------------------
                                               Name:  Donald Wallace Coons
                                               Title: Director

           Acknowledged and Agreed:

           AMERICAN STOCK TRANSFER & TRUST COMPANY


           By   /s/ Herbert J. Lemmer
              ---------------------------------
               Name: Herbert J. Lemmer
               Title:   Vice President









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